FOR IMMEDIATE RELEASE

Contact:
Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
JFarrar@StellarOne.com

StellarOne Corporation Announces Chief Executive Officer Succession Plan

Charlottesville, VA – March 27, 2012 – StellarOne Corporation (Nasdaq: STEL) today announced that it has initiated a CEO succession plan in contemplation of the planned retirement of O.R. Barham, Jr., who serves as President and Chief Executive Officer of StellarOne Corporation (Company) and its subsidiary, StellarOne Bank. Mr. Barham has advised the Company’s Board of Directors that he would like to retire effective December 31, 2013.

The StellarOne Corporation Board of Directors has established a Succession Committee to evaluate both internal and external candidates for Mr. Barham’s replacement and to ensure the Company has a sustainable process for assessing, selecting and developing executive level talent that will serve the Company well into the future.  The Board has engaged the services of Russell Reynolds Associates as a partner in this process.

“We sincerely appreciate Ed’s many years of service to StellarOne and its predecessor banks,” stated StellarOne Corporation Chairman Raymond Smoot.   “In particular, his leadership as CEO over the past years has provided a positive and stabilizing influence for our organization and our shareholders during what has been a challenging time for our economy and our industry.  Ed’s leadership has positioned the Company very well for future growth and performance. We are fortunate to have the time to plan for the successor leadership that will best lead this growth.”

“I am proud of the company we have built over the past twenty years, and equally proud of our entire team of professionals. We are positioned well to create good momentum going forward, and with the Company on solid footing, I believe that this is the right time for me to move on to the next chapter of my life. I am confident that the Board will select a leader that will continue to grow the Company and build on the strong franchise we enjoy today. I still have some goals to accomplish here at the Company, and remain fully committed to ensuring we maintain our momentum during this succession process” stated Mr. Barham.

Mr. Barham has served as StellarOne Corporation’s President and CEO since Virginia Financial Group, Inc. and FNB Corporation completed a merger of equals in March 2008 forming the new company, StellarOne Corporation.  He joined predecessor bank Second Bank and Trust in 1993 as the Senior Lender after thirteen years with Bank of America.  In December 1996, Ed was appointed President and CEO of Second Bank & Trust and also elected to the Board of Directors of Second National Financial Corporation, the bank’s holding company.  In 1998, Mr. Barham was named President and CEO of the newly formed Virginia Commonwealth Financial Corporation, the holding company for Second Bank & Trust, Virginia Heartland Bank, Caroline Savings Bank and Virginia Commonwealth Trust Company.  Ed became President and CEO of Virginia Financial Group, Inc. when Virginia Financial Corporation and Virginia Commonwealth Financial Corporation completed their merger in January 2002.

StellarOne Corporation is a traditional community bank offering a full range of business and consumer banking services, including trust and wealth management services. Its sole banking subsidiary, StellarOne Bank, operates over 50 full-service financial centers, two loan production offices, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets, Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.